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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 April 27, 2007
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                       1-10218                13-3489233
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              26533 Evergreen Road
                                   Suite #900
                           Southfield, Michigan 48076
                    (Address of principal executive offices)

                                 (248) 728-4500
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 OTHER EVENTS.

On April 27, 2007, Collins & Aikman Corporation, together with its domestic debtor subsidiaries (collectively, the "Debtor"), filed their Monthly Operating Report covering the fiscal month of March 2007 and the period from May 17, 2005 to March 31, 2007 (the "Monthly Operating Report") with the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court"). A copy of certain financial information included in the Monthly Operating Report is attached as Exhibit 99.1 to this Form 8-K. The complete Monthly Operating Report can be found at http://www.kccllc.net/cna.

Collins & Aikman Corporation (CKCRQ) reported a net loss for the month of March 2007 in its Monthly Operating Report (MOR) for US Debtor entities of $740 million. The Company recorded non-cash impairment charges of approximately $723 million, substantially all of which is related to goodwill and included in the net loss of $740 million for March 2007. The Company is in the midst of restructuring its operations through the sale or liquidation of its operations and is expected to record further non-cash impairment charges upon completion of these transactions. In addition, the Company recorded other non-cash charges related to settlements of certain accounts receivable balances with certain Customers of approximately $22 million, which is also included in the net loss of $740 million for March 2007. Further non-cash charges related to accounts receivable are expected to be recorded upon settlement with other Customers.

In addition, non-cash impairments to property, plant and equipment and other balance sheet accounts are expected upon completion of sale transactions and facility wind downs.

The MOR represents the US debtor entities only and does not include Collins & Aikman Corporation non-debtor subsidiaries. The Financial Information in the MOR is not audited and reflects the net book values, rather than current market values, of the Debtors assets and may not reflect the net realizable value. The results of operations reflected in the MOR are not necessarily indicative of the results of operations of Collins & Aikman Corporation and all of its subsidiaries on a consolidated basis and in accordance with GAAP, as the consolidated financial statements include both debtor and non-debtor entities.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report does not include financial information regarding the Company's foreign affiliates or non-debtor subsidiaries. The financial information in the Monthly Operating Report is unaudited and does not purport to show the financial statements of the Company in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

The foregoing information, including Exhibit 99.1, are being furnished under
Item 8.01 of Form 8-K. The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Collins & Aikman Corporation specifically incorporates the information by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 3, 2007

                                        COLLINS & AIKMAN CORPORATION


                                        By: /s/ John Boken
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                                        Name: John Boken
                                        Title: Chief Restructuring Officer

                                  EXHIBIT INDEX

 Exhibit No.                              Description
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99.1           Certain Financial Information from the Monthly Operating Report of Collins & Aikman Corporation and its domestic subsidiaries for the fiscal month of March 2007 and the period from May 17, 2005 to March 31, 2007, filed with the United States Bankruptcy Court for the Eastern District of Michigan on April 27, 2007.